LIGHT SAVERS U.S.A., INC.
                                969 THIRD AVENUE
                            NEW YORK, NEW YORK 10022


                                                         As of February 28, 1996



Resource Holdings Associates
520 Madison Avenue
New York, New York 10022

Gentlemen:

                  This will confirm that in connection with your service as a consultant to Light Savers U.S.A., Inc. (the "Company"), the Company grants to you a non-qualified option (the "Option") to purchase five hundred thousand (500,000) shares (the "Shares") of its authorized but unissued common stock, par value $.01 per share (the "Common Stock"), at a purchase price equal to $2.00 per share.

                  The Option shall be exercisable at any time during the five years following the date hereof by delivery of same day funds by certified or cashier's check or wire transfer.

                  The Option hereby granted to you is not transferable in whole or in part.

                  Exercise of the Option may be effected by delivering to the Company, at its principal offices, a notice of exercise in the form annexed hereto as Exhibit A, together with your funds, as specified above, in an amount equal to the number of Shares you are purchasing multiplied by the purchase price per Share set forth herein. This Option shall have been deemed to have been exercised, in whole or in part, to the extent specified immediately upon receipt of funds, as specified above, and the person or persons in whose name the certificates for Shares and Options shall be issuable upon such exercise shall become the holder or holders of record of the Shares and Options at that time and date. After any or all rights represented by this Option have been exercised, the Company shall take all action necessary on its part to have the stock certificate evidencing the Shares and any remaining Options (to the extent that only part of the Option has been exercised) delivered to you immediately after exercise and will convey to the Transfer Agent that such Shares and Options must be issued on an immediate basis. In the event that a registration statement is effective with respect to the Shares, then the Company shall instruct the Transfer Agent that the certificate for the Shares is not to contain any restrictive legend.

The Option granted to you hereunder has not been registered under the Securities Act of 1933, as amended (the "Act") and may not be mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such Option under the Act or an opinion of counsel for the Company that registration is not required under the Act. If the Company proposes to register any of its securities under the Act on a registration statement on Form S- 8, it will include the Shares in such registration statement. Any of the Shares issued upon the exercise of the Option (unless registered under the Act by the Company) shall bear the following legend:

                The shares  represented by this  certificate
                have   not   been   registered   under   the
                Securities  Act of 1933,  as amended.  These
                shares have been acquired for investment and
                not with a view to  distribution  or  resale
                and may not be  sold or  transferred  in the
                absence   of   an   effective   registration
                statement   for  such   shares   under   the
                Securities Act of 1933 or an opinion of counsel for the Company that registration is not required under such Act.

                  In the event that the Company shall at any time prior to the expiration of this Option and prior to the exercise thereof: (i) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of stock of the Company; or (ii) change or divide or otherwise reclassify its Common Stock into the same or a different number of shares with or without par value, or into shares of any class or classes; or (iii) consolidate or merge with, or transfer its property as an entirety or substantially all of its assets to any other corporation; or (iv) make any distribution of its assets to holders of its Common Stock as a liquidation, or partial liquidation dividend or by way of return of capital; then, upon the subsequent exercise of this Option, the purchase price of the Shares and the number of shares of Common Stock issuable upon the exercise hereof shall be appropriately adjusted by the Board of Directors of the Company so that you shall receive for the exercise price, in addition to or in substitution for the Shares to which you would be entitled upon such exercise, such additional shares of stock of the Company, or such reclassified shares of stock of the Company, or such securities or property of the Company resulting from such consolidation or merger or transfer, of such assets of the Company, which you would have been entitled to receive had you exercised this Option prior to the happening of any of the foregoing events. Whenever any event described above requiring an adjustment is effected, the Company shall promptly cause a notice setting forth the adjusted purchase price and number of Shares issuable upon exercise hereof to be mailed to the holder at the address set forth herein.

                  This Option does not confer upon you any right whatsoever as a shareholder of the Company. Upon the exercise of this Option, the subscription form attached hereto must be duly executed and the accompanying instructions for registration of the stock filled in.

                  The Company covenants that the Shares that may be issued upon exercise of this Option will, upon issuance, be duly and validly issued, fully paid and non-assessable, and no personal liability will attach to the holder thereof. The Company further covenants and agrees that during the term of this Option, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of this Option.

                  This Option shall be binding upon any successors or assigns of the Company.

                  This Agreement may be executed in counterparts, each of which shall be an original and all of which, taken together, shall constitute one instrument.

                  If the foregoing correctly sets forth our understanding, please indicate your acceptance by signing this letter in the space provided below.


                                               Very truly yours,

                                               LIGHT SAVERS U.S.A, INC.


                                               By:/s/ Alan G. Friedberg
                                                  ------------------------------
                                                        Alan G. Friedberg
                                                        Chief Executive Officer


AGREED AND ACCEPTED:

RESOURCE HOLDINGS ASSOCIATES


By: /s/ Jerry M. Seslowe
   ------------------------------
    Name:   Jerry M. Seslowe
    Title:  Managing Director

Date: April 2, 1996

                                                                       EXHIBIT A


                             STOCK SUBSCRIPTION FORM

To:      Light Savers U.S.A., Inc.


                                                           Date:

Gentlemen:

                  I hereby exercise my option to purchase from Light Savers U.S.A., Inc. (the "Company") pursuant to the Stock Option Letter Agreement between us dated as of February 28, 1996, ________ shares of the Company's Common Stock ($.01 par value per share), and herewith tender payment therefor at the rate of $2.00 per share.

                  I represent and warrant that I will not transfer shares in violation of the securities laws of the United States; that I am familiar with the business operations, management and financial condition and affairs of the Company and that I have not relied upon any representation of the Company with respect thereto. I further confirm that I have been advised that said shares have [not] been registered under the Securities Act of 1933, as amended, and that I have consulted with and been advised by counsel as to the restrictions on resale to which said shares will thereby be subject.

                  The form in which I wish my name and address to appear on the Company's stock records is as follows:

                                    Name:
                                                     ----------------------
                                    Address:
                                                     ----------------------

                                                     ----------------------

                                                     ----------------------

                                                     Very truly yours,


                                                     ---------------------------
                                                     [Name]